UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2021

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 25, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of H&R Block, Inc. (the “Company”) approved amended forms of equity award agreement for long-term incentive (“LTI”) grants of restricted share units (“RSUs”) and performance share units (“PSUs”) under the Company’s 2018 Long Term Incentive Plan (the “2018 Plan”), as well as amended alternate forms of equity award agreement for LTI grants of RSUs and PSUs under the 2018 Plan.
The approved forms of equity award agreements are substantially similar to the prior year forms, with amendments that include the following, along with other immaterial updates:
•PSU Forms of Agreement:
–Under the prior forms of award agreement for PSUs, the pre-established performance metric was year-over-year percentage growth in earnings from continuing operations excluding interest expense, taxes, depreciation and amortization (“EBITDA”) for each fiscal year of the performance period, with the fiscal year ending April 30. Under the new forms of award agreement for PSUs, the pre-established performance metric is a set level of cumulative EBITDA from continuing operations for the three-year performance period, with the measurement dates tied to the Company’s new June 30 fiscal year end (see the Company’s Form 8-K filed on June 15, 2021 for more information about the fiscal year end change).
–Section 4.4 has been updated to broaden the circumstances in which the performance criteria may be adjusted, given the use of three-year cumulative EBITDA as the performance metric.
–The Relative Total Shareholder Return (“TSR”) calculation has been revised to refer to the S&P MidCap 400 index as the comparator group, given the Company’s inclusion in that index, and for the use of the five trading days beginning on July 1 for the TSR beginning value and the five trading days ending on June 30 for the TSR ending value to align with the Company’s new fiscal year.
•PSU and RSU Forms of Agreement: The restrictive covenants in Section 2 have been updated to reflect changes in the law in various states.
The other material terms of the forms of equity award agreements remain substantially unchanged. The amended forms will be utilized beginning with grants of fiscal year 2022 LTI compensation. Consistent with the Company’s previously disclosed practices, the alternate forms of award agreements will be utilized for fiscal year 2022 LTI compensation for Thomas A. Gerke, the Company’s General Counsel and Chief Administrative Officer.
The foregoing summary of the amended forms of award agreement is qualified in its entirety by reference to the full text of the forms, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Descrption
10.1	Form of 2018 Long Term Incentive Plan Award Agreement for Restricted Share Units, as approved on June 25, 2021.
10.2	Form of 2018 Long Term Incentive Plan Award Agreement for Performance Share Units, as approved on June 25, 2021.
10.3	Alternate Form of 2018 Long Term Incentive Plan Award Agreement for Restricted Share Units, as approved on June 25, 2021.
10.4	Alternate Form of 2018 Long Term Incentive Plan Award Agreement for Performance Share Units, as approved on June 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	June 30, 2021	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary